UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 20, 2013

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Ste. 1800
Houston, Texas 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6639

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2013, GulfSlope Energy, Inc. (the “Company”) entered into an assignment and assumption agreement (the “Assignment Agreement”) pursuant to which the Company was assigned the exclusive right to negotiate a license to acquire certain seismic data from TGS-Nopec Geophysical Company (“TGS”).

In consideration for the assignment and other transactions contemplated by the Assignment Agreement, the Company issued to the assignors an aggregate of 243,516,666 shares of the Company’s common stock, par value $0.001.  The Company will need to raise additional capital to fund the purchase of the TGS seismic data.  The Company has historically financed its operations through best efforts private equity financings, and will continue to rely on best efforts financings.  There is no assurance that the Company can raise additional debt or equity capital from external sources to fund the purchase of the TGS seismic data.  A copy of the Assignment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Also on March 20, 2013, the Company accepted subscriptions from investors in a private placement described under Item 3.02 below, and a final closing for the private placement was held. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On March 20, 2013, the Company held a final closing in connection with a private placement of its common stock.  At the final closing, the Company issued 47,000,000 shares of its common stock at a purchase price of $0.01 per share, receiving gross proceeds of $470,000.  The Company intends to use the proceeds from the private placement for general corporate purposes. A copy of the form of subscription agreement relating to the sale of the shares in the private placement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The disclosure set forth in Item 1.01 of this Form 8-K relating to the shares of common stock issued pursuant to the Assignment Agreement is incorporated herein by reference.

The offer and sale of the shares described in this Item 3.02 were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.  No sales commissions were paid in connection with the sale of the Shares.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  On March 20, 2013, the Company and James M. Askew, our president and chief executive officer, entered into an amendment (the “Amendment”) to Mr. Askew’s employment agreement dated as of June 21, 2012 (the “Original Agreement”).  Pursuant to the Amendment, the term of the Original Agreement was changed from June 20, 2013 to March 31, 2013.  After March 31, 2013, Mr. Askew’s employment will continue on a month to month basis, provided that the Company may terminate Mr. Askew’s employment at any time upon written notice.  In consideration for his agreement to enter into the Amendment, the Company agreed to pay Mr. Askew a severance payment of up to $100,000 as reimbursement for any tax liabilities arising from salary and other compensation paid to Mr. Askew during calendar year 2012.

Item 8.01 Other Events

The Company entered into one-year consulting agreements with John N. Seitz and ConRon Consulting, Inc. (“ConRon”).  Pursuant to the consulting agreements, Mr. Seitz and ConRon have and will assist the Company in the negotiation of a definitive license agreement with TGS and license agreements with other seismic data companies.  Mr. Seitz and ConRon Consulting, Inc. will also provide general advisory services to the Company’s board.   Copies of the consulting agreements are attached hereto as Exhibit 10.4 and 10.5 and incorporated by reference herein.

In connection with the execution of the Assignment Agreement described in Item 1.01 of this Form 8-K, Mr. Seitz and Dr. Ronald A. Bain, the principal of ConRon, were issued an aggregate of 230,091,111 shares of common stock.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1	Form of Assignment and Assumption Agreement
10.2	Form of Subscription Agreement
10.3	Form Amendment No. 1 to Employment Agreement by and between the Company and James M. Askew
10.4	Form of Consulting Agreement by and between the Company and John N. Seitz
10.5	Form of Consulting Agreement by and between the Company and ConRon Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 26, 2013

GULFSLOPE ENERGY, INC.

By:	/S/ James M. Askew
James M. Askew, President and Chief Executive Officer